EXHIBIT 10.44

TENANCY AGREEMENT

Made and Signed in Tel Aviv, this 14th day of October, 2002.

BETWEEN:	Luki Construction and Development Ltd. public company no. 52-0041278
Of 15 Tschernikovsky St., Haifa
(hereinafter: “the Landlord”)

Industry Mall—Management and Maintenance Ltd.,
Whose address for the purpose of this Agreement is:
15 Tschernikovsky St., Haifa
(hereinafter: “the Management Company”)

of the one part

AND:	Verisity Ltd., public company no. 52-0044413
By its authorized managers, Mr. Ziv Binyamini, I.D. 56159858
Mr. Yoav Hollander, I.D. 51518462
Of 8-10 Hamelacha St., Rosh Ha’ayin
Phone: 03-9004001
(hereinafter: “the Tenant”)

of the other part

WHEREAS	The Landlord is the proprietor of the rights from the Israel Lands Administration in respect of parts of the land known as the Industrial Mall at Rosh Ha’ayin, parcels 3, 11, 12, part of 13, 16 in Block 8863, in sites 516 and 519 (hereinafter: “the Mall”), that is zoned as an industrial building; and

WHEREAS	The Landlord is the proprietor of the rights with respect to a unit in the Mall having an area of some 56 sq.m., (gross) including public areas, situated on the second floor and delineated in yellow (unit no. C-1-21-A) according to the plan attached hereto signed by the parties and constituting an integral part of this Agreement, and with respect to a unit in the Mall having an area of 287 sq.m., (gross) including public areas, situate on the third floor delineated in yellow (unit no. B-11-C) according to the plan attached hereto, signed by the parties and which constitutes an integral part of this Agreement, in which are situated installations and equipment as set out in the technical specification attached hereto (hereinafter: “the Premises”); and

WHEREAS	The Tenant wishes to lease from the Landlord and the Landlord wishes to lease to the Tenant the Premises “as is” on an unprotected tenancy according to the Tenants Protection (Consolidated Version) Law, 5732-1972, for such term and on such conditions and for such consideration as are hereinafter set forth; and

WHEREAS	The Landlord has expressed its consent to grant the Tenant a tenancy of the Premises on an unprotected tenancy according to the Tenants Protection (Consolidated Version) Law, 5732-1972, on the conditions, for the purpose and for the term hereinafter set forth;

It is therefore declared, stipulated and agreed between the parties as follows:

1.	The preamble to this Agreement constitutes an integral part thereof.

2.	The parties hereby declare and agree that this Agreement will be subject to all the terms of the tenancy agreement between the parties dated 29 July, 1997 (hereinafter: “the Principal Agreement”) including the schedules and addenda thereto, mutatis mutandis, and subject to the changes hereinafter set out.

3.	The Landlord hereby leases to the Tenant and the Tenant hereby takes on lease from the Landlord, the Premises on an unprotected tenancy for a term commencing on the Delivery Date (as stated in clause 5 hereof) and expiring on 28 February, 2005 (hereinafter: “the Tenancy Term”).

3.1	The Landlord grants the Tenant the right to extent the Tenancy Term for a further tenancy term of 24 months commencing on 1 March, 2005 and expiring on 28 February, 2007, on condition that all the terms hereinafter set out will all have been fully fulfilled:

3.1.1	The Tenant has punctiliously complied with all its fundamental obligations during the Tenancy Term.

3.1.2	The Tenant has notified the Landlord in writing by registered mail of its wish to extend the Tenancy Term, at least 60 days prior to the expiration thereof.

3.1.3	The collateral granted in respect of the Tenancy Term will continue to apply to the initial tenancy term.

If all of the above conditions have not been fulfilled, the Tenant’s right will be automatically cancelled.

4.	The purpose of the tenancy is to carry on the Tenant’s hi-tech business and office only, and for no other purpose whatsoever. This clause is fundamental.

5.	The Landlord hereby undertakes to deliver the property to the Tenant after the works set out in Schedule “A” to this Agreement have been executed to the Tenant’s satisfaction, within 14 days of the date of signature of this Agreement, including the installation of the “pin code” connected to the Tenant’s existing telephone system (if this is technically possible), and connection of the Premises to the water system.

6.	On the Delivery Date of the Premises to the Tenant, a delivery memorandum will be drawn up to reflect the condition of the Premises on such date. The Landlord will repair the defects and/or faults that will be found in the Premises and the systems thereof (including in the systems set out in the technical specification to this amendment) on the date such memorandum is made, to the extent such exist, within a reasonable time of delivery of the Premises to the Tenant. Notwithstanding the foregoing, defects and/or faults that prevent the Tenant’s use of the Premises will be repaired by the Landlord within 7 days and the Delivery Date of the Premises and commencement of the tenancy will be deferred until completion of such repairs.

7.	It has been agreed between the parties that the Tenant may carry out alteration and adaptation works at the Premises which will be set out in a document to be drawn up between the parties (hereinafter: “the Works”), including converting part of the areas of the Premises into an open space and placing therein modular partitions. In addition, the Landlord undertakes to remove, at the Tenant’s request, from the Premises, the counter, kitchen cabinets and other fixed equipment installed therein specified in the Tenant’s request, all at the Landlord’s expense. It is clarified that upon the expiration of the Tenancy Term, the Tenant will be entitled to dismantle the partitions and will be under no obligation to restore the Premises to the condition in which they were prior to the implementation of the Works, including with respect to the equipment that will be removed therefrom as stated above.

8.	It is further agreed between the parties that the Landlord will enable the Tenant to install at the Premises approximately 10 air-conditioners and allocate suitable space thereto for their motors in areas outside the Premises, as well as a generator, subject to the approvals of the competent authorities and constructor of the building.

9.	The rent, manner of payment and indexation thereof will be in accordance with that stated in the payments schedule (hereinafter: “the Schedule”) attached hereto, and signed by the parties, constituting an integral part of this Agreement. In addition to, and together with, payment of the rent under this Agreement, the Tenant will pay the Landlord VAT against a lawful tax receipt. The Tenant will be obliged to pay the rent to the Landlord punctually and fully, even if he does not use the Premises or does not operate it for any period whatsoever of the Tenancy Term, for any reason whatsoever, except in the case of damage being caused otherwise than by the fault of the Tenant, to the Premises, which fundamentally and materially disrupts the possibility of using the Premises for the purpose of the tenancy. To facilitate collection of the rent only, the Tenant will deposit with the Landlord, subject to an accounting with respect to differentials, including indexation as stated above, in advance, cheques matching the amounts and dates of the payments, save that only actual payment of the cheques will be deemed to be payment of the rent. This clause is fundamental.

10.	To secure payment of the rent, taxes and all remaining payments and liabilities applicable to the Tenant under this Agreement, the Tenant undertakes to deposit with the Landlord on the Delivery Date of the Premises, an autonomous bank guarantee linked to the dollar in the sum of $20,000. The guarantee will be in force until 90 days after the expiration of the Tenancy Term. This guarantee will serve as collateral for performance of the Tenant’s obligations also in connection with the other agreements that have been signed between the parties. For the avoidance of any doubt it is hereby clarified that all the collateral granted in respect of the other agreements that have been signed between the parties, will similarly apply to this Agreement.

11.	Notwithstanding the foregoing, if the Principal Agreement comes to an end for any reason, the tenancy under this Agreement will similarly end on such date, without prejudice to the relief and remedies of any party.

12.	The parties hereby declare and agree that their relationship will, in addition also, be subject to all the terms of the management agreement between the parties signed on 29 July, 1997, mutatis mutandis. It is hereby agreed between the parties that the management fees will be in the sum of $1.5 per sq.m., (plus VAT).

13.	The Tenant hereby declares that it is aware that the office of Nevot Bar, Ram Gorodiski, Advocates have prepared this Agreement for the Landlord only, and not on its behalf, and that it does not represent it in this Agreement or in the performance thereof, and it is entitled to be represented by another lawyer. The Tenant undertakes to reimburse the Landlord, on the signature of this Agreement, with its legal costs in respect of preparing this Agreement in an amount equal to the full monthly payment payable by the Tenant to the Landlord (plus VAT).

14.	The courts of Tel Aviv-Jaffa will have exclusive jurisdiction to deal with any action or dispute pertaining to this Agreement or arising therefrom.

In witness whereof the parties have set their hands:

(signed)	(signed)	(signed)
The Landlord	Management Company	The Tenant
Luki Construction and Development Ltd.	Industry Mall—Management & Maintenance Ltd.,	Verisity Ltd.

Payment Schedule

1.	The rent during the Tenancy Term in respect of unit no. C-1-21A, will be NIS 2,016 and in respect of unit B-11-C, NIS 13,128 (plus VAT) for each month, the Tenant will deposit with the Landlord on the Delivery Date of the Premises, post-dated cheques on account of the rent, as follows:

1.1	The first payment will be in respect of the Tenancy Term dating from the Delivery Date of the Premises until 28 February, 2003.

1.2	As from 1 March, 2003, the Tenant will pay the rent to the Landlord every six months in advance, commencing 1 March, 2003, and on the first of each sixth month thereafter, each payment being in the sum of NIS 12,096 (unit no. C-1-21-A) and NIS 78,768 (unit no. B-11-C) (plus VAT) for six months of the tenancy in advance.

2.	In the Agreement, the following terms will have the meaning set out opposite them:

2.1	“Index”—the Consumer Price Index published by the Central Bureau of Statistics each month.

2.2	“Base Index”—the Index known on the date specified at the beginning of the Agreement as the signature date thereof.

2.3	“Operative Index”—the Index known on the date fixed for payment of the rent.

3.	Notwithstanding that stated in clause 1 above, if, on the actual payment date of the rent it transpires that the Operative Index has increased in comparison to the Base Index, the rent specified in clause 1 above will be similarly increased in proportion to the increase of the Operative Index as compared with the Base Index. For the avoidance of any doubt, the rent will not be less than the amounts specified in clause 1 above. The foregoing linkage differentials will be paid within 15 days of the date of receipt of the payment demand from the Landlord.

4.	If the VAT rate changes, the new rate will apply to payments that have still to be paid.

5.	During the additional Tenancy Term, the rent will be raised by 10%, in addition to the foregoing linkage differentials payable by the Tenant to the Landlord.

(signed)	(signed)
The Tenant	The Landlord

Schedule “A”

1.	Unit in the area of 287 sq.m.

1.1	Whitewashing and painting, removing nails from the walls and repairing holes.
1.2	Repairing and painting defective doorframes, including repair of cracks between the doorframe and the wall.
1.3	Checking and repairing the electricity and communication point covers.
1.4	Sealing the acoustic ceiling in the entire unit, where necessary.
1.5	Concealing the communications wiring opposite the electricity cabinet.
1.6	Connecting the entrance door to the conveniences.
1.7	Cleaning the unit, including cleaning the conveniences.
1.8	Removing all furniture and equipment from the Unit, that is not permanently fixed to the walls.
1.9	Repairing the crack in the corner of the right wall of the kitchen.
1.10	Installing a “pin code” at the entrance.
1.11	Connecting the unit to the water.

2.	Unit in the area of 56 sq.m.

2.1	Painting and whitewashing the walls.
2.2	Repairing/sticking down the carpet in the places where it has been torn.
2.3	Cleaning the unit.

(signed)	(signed)
Luki Construction and Development	Verisity Ltd.

Schedule to the Tenancy Agreements dated 29 July, 1997 and 10 February, 2000

Made and Signed in Tel Aviv, this 14th day of October, 2002.

BETWEEN:	Luki Construction and Development Ltd. public company no. 52-0041278
Of 15 Tschernikovsky St., Haifa
(hereinafter: “the Landlord”)

Industry Mall—Management and Maintenance Ltd.,
Whose address for the purpose of this Agreement is:
15 Tschernikovsky St., Haifa
(hereinafter: “the Management Company”)

of the one part

AND:	Verisity Ltd., public company no. 52-0044413
By its authorized managers, Mr. Ziv Binyamini, I.D. 56159858
Mr. Yoav Hollander, I.D. 51518462
Of 8-10 Hamalacha St., Rosh Ha’ayin
Phone: 03-9004001
(hereinafter: “the Tenant”)

of the other part

WHEREAS	Tenancy agreements were signed between the parties on 29 July, 1997 for an area of 904 sq.m., and, on 10 February, 2000, for an area of 200 sq.m. ((hereinafter: “the Agreements”); and

WHEREAS	The parties wish to modify the provisions of the Agreements and the Schedules thereto, as set out in and by way of this Schedule only.

It is therefore declared, stipulated and agreed between the parties as follows:

1.	This Schedule encompasses all the understandings and agreements reached by the parties in negotiations relating to the modifications that are to be made to the Agreements and the schedules thereto.

2.	Notwithstanding the provisions contained in the Agreements, the parties agree that the first extended Tenancy Term will expire on 28 February, 2005.

2.1	The Landlord grants the Tenant the right to extend the above tenancy term for a further Tenancy Term of 24 months commencing on 1 March, 2005 and expiring on 28 February, 2007, on condition that all the terms hereinafter set out will all have been fully fulfilled:
2.1.1	The Tenant has punctiliously complied with all its fundamental obligations during the Tenancy Term.
2.1.2	The Tenant has notified the Landlord in writing by registered mail of its wish to extend the Tenancy Term, at least 60 days prior to the expiration thereof.
2.1.3	The collateral granted in respect of the Agreements will continue to apply to the extended tenancy term.

2

2.2	If all of the above conditions have not been fulfilled, the Tenant’s right will be automatically cancelled.

3.	It is hereby clarified that all the collateral that have been given in respect of the Agreements will similarly apply to the other agreements that have been signed between the parties.

4.	It is hereby agreed between the parties that the rent will be in the sum of $1.5 per sq.m., (plus VAT).

5.	The Tenant hereby declares that it is aware that the office of Nevot Bar, Ram Gorodiski, Advocates has prepared this Schedule for the Landlord only, and not on its behalf, and that it does not represent it in this Schedule or in the performance thereof, and it is entitled to be represented by another lawyer. The Tenant undertakes to reimburse the Landlord, on the signature of this Schedule, with its legal costs in respect of preparing this Schedule in an amount equal to one half of the monthly payment payable by the Tenant to the Landlord in respect of the area of 200 sq.m., (plus VAT). The payment date will be the date of the signature of this Schedule.

In witness whereof the parties have set their hands:

(signed)	(signed)
Luki Construction and Development	Verisity Ltd.

Without prejudice

Payment Schedule

1.	The rent will be paid by the Tenant to the Landlord as follows:

1.1	On the signature date of this Agreement the Tenant will deposit with the Landlord postdated cheques in respect of the outstanding rent according to the Agreements until 28 February, 2003.

1.2	From 1 March, 2003, the Tenant will pay the rent to the Landlord every six months in advance, commencing on 1 March, 2003, and on the first of each sixth month thereafter, for six months of the tenancy in advance until the expiration of the first tenancy term, namely until 28 February, 2005. During this period the rent will be raised by 5% in addition to the linkage differentials payable by the Tenant to the Landlord.

2.	On the date of the signature of this Schedule, the Tenant will deposit with the Landlord postdated cheques on account of the foregoing rent.

3.	If the VAT rate changes, the new rate will apply to payments that have still to be paid.

4.	During the further tenancy term, namely from 1 March, 2005 until 28 February, 2007, the rent will be raised by 10%, in addition to the foregoing linkage differentials payable by the Tenant to the Landlord.

5.	From the date of the signature of this Schedule, in lieu of the definition of “Operative Index” the following will be inserted—“Operative Index”—the Index known on the date fixed for payment of the rent.

6.	At the end of clause 3(a) of the Payment Schedule to the Agreement dated 29 July, 1997 in lieu of the sentence “For the avoidance of any doubt it is hereby clarified that reducing indices will not be taken into account for calculation purposes of the linkage differentials”, there will be inserted: “For the avoidance of any doubt, the rent will not be less than the amount specified in clause 1 above. The foregoing linkage differentials will be paid within 15 days of receiving a payment demand from the Landlord.”

(signed)	(signed)
The Tenant	The Landlord

Contract dated 14 October, 2002

Schedule to the Contract for Unit no. B-11-C

Having an area of 287 sq.m.,—Verisity

Breakdown of the existing systems at the Unit comprised in the definition of the Premises:

Systems:

♦ Electricity	—	electricity board 3 x 65 amp. including electricity cabinet and electricity sockets in the rooms.
♦ Air-conditioning	—	including 6 air-conditioning units and 5 remote control units.
♦ Communications	—	wiring and possibility of up to 200 telephone lines.
♦ Lighting	—	lighting elements, switches, lowered ceiling.
♦ Fire detectors and sprinklers	—	existing and according to the Standard.
♦ Conveniences	—	2 cubicles each one containing a lavatory bowl, WC, and tap, toilet paper holder, plus lavatory paper holder plus bin + lavatory cleaning brush.
In addition, 2 sinks + 2 taps + 2 mirrors + bin + paper towel dispenser.

♦ Laminations—ceramics—in the entrance, kitchen and secretariat in rooms, carpeting.

♦ “Pin Code” adjacent to the entrance door—to be installed.

♦ Upper and lower kitchen cabinets, sink, tap, paper towel dispenser.

♦ Built-in cupboard adjacent to the entrance to the conveniences.

♦ Entrance counter, including cabinets and drawers.

♦ In the rooms with windows—light green Venetian blinds.

♦ The unit will be delivered with painted walls and in clean condition, and is to be redelivered in the same condition, except for fair wear and tear.

In witness whereof the parties have set their hands:

(signed)	(signed)
Luki Construction and Development	Verisity Ltd.
The Landlord	The Tenant